Exhibit 99.1

              iLinc Communications Announces Fiscal 2004
                 Fourth Quarter and Year-End Results

    PHOENIX--(BUSINESS WIRE)--June 17, 2004--iLinc Communications, Inc. (AMEX:ILC):


    Highlights

    -- Changed name to iLinc Communications and implemented Web conferencing growth strategy;

    -- Launched new iLinc four-product suite in purchase and subscription models matching and exceeding industry market share leaders in features, functions, and sales models;

    -- Raised $4.25 million of additional capital in April 2004 to be invested in increasing sales and marketing efforts and external growth;

    -- Hired new senior vice president of sales and 25 other quota-bearing sales and marketing individuals with industry-specific knowledge and experience;

    -- Added 116 new customers in fourth quarter alone, supporting internal growth in purchase license, subscription (ASP), and per-minute usage base that included California Software, Guardian Insurance, Greenberg Traurig, and Qualcomm; and

    -- Recently acquired an audio conferencing company, adding audio conferencing products and services as a fully integrated Web conferencing and audio conferencing solution.

    iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich, secure and scalable Web conferencing and collaboration software packages, today announced results for the fiscal 2004 fourth quarter and fiscal year ended March 31, 2004.
    For the three months ended March 31, 2004, total revenues from Web collaboration and e-Learning products were $1.6 million compared with Web collaboration and e-Learning total revenues reported for the three months ended March 31, 2003, of $730,000. For the three months ended March 31, 2004, the Company reported a net loss from continuing operations of $1.1 million, or $0.06 per basic and diluted share, as compared with a net loss from continuing operations of $1.7 million, or $0.11 per basic and diluted share, during the three months ended March 31, 2003.
    For the year ended March 31, 2004, total revenues from Web collaboration and e-Learning products were $5.9 million compared with Web collaboration and e-Learning total revenues in the prior year of $4.1 million. The Company reported a net loss from continuing operations for the 2004 fiscal year of $2.3 million, or $0.16 per basic and diluted share (after the effect of preferred and imputed stock dividends totaling $247,000), an improvement from the 2003 fiscal year net loss of $3.9 million, or $0.25 per basic and diluted share.
    As of March 31, 2004, the Company discontinued its dental practice management services. iLinc has restated its historical results to reflect its dental segment as a discontinued operation. For the three months ended March 31, 2004, the Company reported a net loss of $13,000 from its dental segment as compared with a net loss of $387,000 for the three months ended March 31, 2003. For the year ended March 31, 2004, the Company reported a net income of $275,000 from its discontinued dental segment as compared with net income of $133,000 for the year ended March 31, 2003.
    Commenting on the fiscal year milestones, James M. Powers, Jr., president and chief executive officer of iLinc Communications, said, "Over this past fiscal year, we have achieved many of the goals that we established as we implemented an aggressive Web conferencing-focused strategy. We changed the name of the Company, raised capital and deployed that capital with positive results in Web conferencing revenue growth, and increased market share and a rapidly advancing customer base. Along the way, we expanded our award-winning iLinc Web collaboration product line, matching the industry market share leader, and added features that make the iLinc suite one of the few comprehensive carrier class solutions available with AES encryption on a behind-the-firewall basis."
    Commenting on the financial results, James L. Dunn, Jr., senior vice president and interim chief financial officer, added, "Admittedly, our revenues for the fourth quarter fell short of our internal goals. Notably in the quarter, sales of our purchase-license iLinc products with extended payment terms totaling $378,000 were recorded as deferred revenue, rather than as immediate revenue in the fourth quarter. We will continue to record revenue in the period sold when purchase-model iLinc licenses are sold with normal payment terms, but will defer revenue over the payment period when the sale involves extended terms. While deferral of those revenues into subsequent periods lessens our current period revenue results, those future revenues, in combination with our ASP and per-minute revenues, provide a foundation for our future revenue recognition. Losses for the fourth quarter were also impacted by the recognition of certain non-cash expenses, including those associated with the conversion of debt."
    In conclusion Dr. Powers added, "As previously announced, we recently raised $4.25 million in additional capital and have begun to deploy that capital into sales and marketing efforts to drive top line revenue growth. We continue to invest through R&D and marketing initiatives in our award-winning product line. Industry analyst Frost & Sullivan predicts a compounded annual growth rate for the Web conferencing industry of 33% until 2009, and we believe that the actions we are undertaking position us well to be a part of that growth. The recently announced acquisition of Glyphics Communications is the next natural step in the execution of our online collaboration business plan. With the addition of Glyphics' products and services, we gain immediate access to a large customer base, monthly recurring revenues, and motivated, talented professionals who know the audio conferencing and event services industry. We anticipate quickly building upon Glyphics' calendar year 2003 unaudited revenues of approximately $5.0 million with the infusion of our Web conferencing products and our additional sales and marketing capabilities. We believe that we are well positioned for continued success, and we will continue to work aggressively toward the achievement of our short- and long-term goals."

    Other Recent Events Occurring During and Shortly After the Fiscal
Year

    -- In April, the Company closed a private placement offering providing $4.25 million in gross proceeds;

    -- In June, the Company announced its acquisition of the audio conferencing assets of Glyphics Communications, providing the Company with annual revenues of approximately $5.0 million and immediate access to a large customer base, monthly recurring revenues, and motivated, talented professionals who know the audio conferencing and event services industry; and

    -- Holders of the Company's debt and preferred stock exercised their conversion options, extinguishing $2.4 million of debt and preferred stock, providing additional equity, and reducing interest expense.

    A listen-only simulcast and 30-day replay of iLinc Communications' year-end conference call will be available online through the Company's Web site at www.ilinc.com or www.fulldisclosure.com beginning at 11:00 a.m. Eastern time today.

    About iLinc Communications, Inc.

    Phoenix-based iLinc Communications, Inc. (http://www.ilinc.com) is dedicated to helping corporations increase productivity through more efficient communications using integrated Web and audio conferencing for real-time collaboration. iLinc Communications has developed a powerful, easy-to-use suite of services. As a fully scalable and secure solution with the highest AES data encryption guidelines in the industry, the Company's conferencing services save organizations time and money while improving the effectiveness of a corporation's communications. iLinc Communications' core suite of Web products, including MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc, delivers a Web collaboration platform suitable for enterprise or organization-wide deployment.

    Through its acquisition of Glyphics, the Company now also delivers comprehensive audio conferencing solutions that help businesses provide virtual meetings, corporate events, distance learning programs, and daily conference calls. Its audio conferencing offering includes a wide array of products:

    -- Audio On-Demand (no reservations needed) -- With pre-established calling accounts for each user, you can create or participate in conference calls with no advance notice, 24/7;

    -- Reserved Automated -- The solution for recurring calls, each participant has a permanent number and passcode;

    -- Operator Assisted -- For important calls, this service includes an iLinc conference operator to host, monitor, and coordinate the call; and

    -- Online Seminars -- Support online Web presentation with high-quality audio from iLinc.

    This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Factors that could contribute to such differences include the rate of acceptance of our products and services by customers, changes in the e-Learning and Web conferencing and collaboration market in general, use of the Internet, the acceptance of new products, our need for working capital, the result of pending litigation, the competition we face from larger and more well-capitalized competitors, and other matters more fully disclosed in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates and expectations as of the date of the press release, and subsequent events and developments may cause the Company's estimates and expectations to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates and expectations of its future financial performance as of any date subsequent to the date of this press release.


              iLINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
                 (In thousands, except per share data)

                               Three Months Ended      Year Ended
                                    March 31,           March 31,
                               ------------------  ------------------
                                 2004       2003     2004       2003
                               --------  --------  --------  --------
Revenues:
 Licenses                          $485       $88    $2,241      $447
 Service and maintenance          1,106       642     3,665     3,629
                               --------  --------  --------  --------
   Total revenue                  1,591       730     5,906     4,076

Operating expenses:
 Research and development           805       641     2,754     3,236
 Sales and marketing                669       382     1,840     1,660
 General and
  administrative                    706       908     2,237     1,602
 Depreciation and
  amortization                      162       369       462       250
                               --------  --------  --------  --------
   Total operating expenses       2,342     2,301     7,293     6,748
                               --------  --------  --------  --------

Loss from operations               (751)   (1,571)   (1,387)   (2,672)

Interest expense                   (308)     (124)   (1,233)   (1,228)
Interest income and other             2         2         6        12
Gain on settlement of
 debt and other obligations          --        --       349        --
Loss on foreign
 currency translation               (38)       --       (28)       --
                               --------  --------  --------  --------
                                   (344)     (122)     (906)   (1,216)
                               --------  --------  --------  --------

Loss from continuing
 operations before
 income taxes                    (1,095)   (1,693)   (2,293)   (3,888)
Income tax expense                   --        --        --        --
                               --------  --------  --------  --------

Loss from
 continuing operations           (1,095)   (1,693)   (2,293)   (3,888)
Income (loss) from
 discontinued operations            (13)     (387)      275       133
                               --------  --------  --------  --------

Net loss                         (1,108)   (2,080)   (2,018)   (3,755)
Preferred stock dividends           (30)       --       (75)       --
Imputed preferred
 stock dividends                     --        --      (247)       --
                               --------  --------  --------  --------
Loss available to
 common shareholders            $(1,138)  $(2,080)  $(2,340)  $(3,755)
                               ========  ========  ========  ========

Basic and diluted
 per share data:
  Loss per common share from
   continuing operations         $(0.06)   $(0.11)   $(0.16)   $(0.25)
  Income (loss) per common
   share from discontinued
   operations                        --     (0.02)     0.02      0.01
                               --------  --------  --------  --------
   Loss per common share         $(0.06)   $(0.13)   $(0.14)   $(0.24)
                               ========  ========  ========  ========

Weighted average
 shares outstanding              17,667    16,134    16,743    15,710
                               ========  ========  ========  ========

              iLINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                 (In thousands, except per share data)

                                                   March 31, March 31,
                                                     2004       2003
                                                   --------  --------
                                ASSETS            (Unaudited)

Current assets:
 Cash and cash equivalents                             $292      $409
 Accounts receivable, net                             1,097       597
 Prepaid and other current assets                       108        32
 Notes receivable - current, net                         25        25
                                                   --------  --------
   Total current assets                               1,522     1,063

Property and equipment, net                             310       465
Goodwill                                              9,190     8,823
Intangible assets, net                                1,061     1,346
Notes receivable - non-current, net                      25        50
Other assets                                             51        56
Assets of discontinued operations                       301       570
                                                   --------  --------
   Total Assets                                     $12,460   $12,423
                                                   ========  ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                     $961      $728
 Accounts payable and accrued liabilities             2,301     2,040
 Current portion of capital lease liabilities           289       462
 Deferred revenue                                     1,084       817
                                                   --------  --------
   Total current liabilities                          4,635     4,047

Long-term debt                                        4,444     5,863
Leases payable                                           15       193
                                                   --------  --------
   Total liabilities                                  9,094    10,103
                                                   --------  --------

Commitments and contingencies

Shareholders' equity:
 Common stock, $0.001 par value, 40,000,000
  shares authorized, 19,073,059 and
  17,018,184 issued, respectively                        19        17
 Additional paid-in capital                          36,395    32,854
 Accumulated deficit                                (31,640)  (29,300)
 Less:  Treasury stock                               (1,408)   (1,251)
                                                   --------  --------
   Total shareholders' equity                         3,366     2,320
                                                   --------  --------
   Total Liabilities and Shareholders' Equity       $12,460   $12,423
                                                   ========  ========



    CONTACT: iLinc Communications Inc., Phoenix
             James M. Powers, Jr., 602-952-1200
             or
             James L. Dunn, Jr., 602-952-1200